Exhibit 99.1

Inphi Corporation Announces Q1 2018 Results

SANTA CLARA, Calif., April 24, 2018 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its first quarter ended March 31, 2018.

GAAP Results

Revenue in the first quarter of 2018 was $60.1 million on a U.S. generally accepted accounting principles (GAAP) basis, down 35.7% year-over-year, compared with $93.6 million in the first quarter of 2017. The decrease was due to lower demand for linear transimpedance amplifier and linear driver products.

Gross margin under GAAP in the first quarter of 2018 was 54.1%, compared with 57.2% in the first quarter of 2017. The decrease in gross margin was primarily due to a change in the product mix.

GAAP operating loss in the first quarter of 2018 was $28.0 million or (46.5%) of revenue, compared to GAAP operating loss in the first quarter of 2017 of $4.5 million or (4.8%) of revenue. The loss was mainly due to lower revenue.

GAAP net loss for the first quarter of 2018 was $23.0 million or ($0.53) per diluted common share, compared with GAAP net loss of $11.3 million or ($0.27) per diluted common share in the first quarter of 2017. In the first quarter of 2018 we recorded a tax benefit of $8.3 million primarily due to partial release of valuation allowance.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the first quarter of 2018 was 66.4%, compared with 71.3% in the first quarter of 2017. The decrease was due to change in product mix.

Non-GAAP operating loss in the first quarter of 2018 was $2.1 million, compared with operating income of $21.6 million in the first quarter of 2017. The decrease is primarily due to lower revenue.

Non-GAAP net loss in the first quarter of 2018 was $2.0 million, or ($0.05) per diluted common share. This compares with non-GAAP net income of $19.5 million, or $0.44 per diluted common share in the first quarter of 2017.

“As our guidance for Q2 shows, we believe Q1 represented the bottom of a down cycle driven by inventory buildups in China long-haul and metro markets.  We met our Q1 guidance on revenue and EPS, and guided for 15 percent sequential revenue growth in Q2, while guiding up for Q2 EPS,” said Ford Tamer, President and CEO of Inphi.  “Our product innovation continues.  We unveiled our newest 400G PAM DSP at the recent Optical Fiber Conference (OFC), along with our 56Gbaud linear TiA and driver.  We look forward to a growing presence in the data center, resulting in a continued diversification of our business, which we expect to help drive our growth in the second half of 2018 and beyond.”

Business Outlook

The following statements are based on the company’s current expectations for the second quarter of 2018. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue in Q2 2018 is expected to be in a range of $67.3 million to $71.3 million. The midpoint being $69.3 million.
●	GAAP gross margin is expected to be approximately 56.5% to 58.1%.
●	Non-GAAP gross margin is expected to be approximately 67.8% to 68.8%.
●	Stock-based compensation expense is expected to be in the range of $16.5 million to $17.1 million.
●

GAAP results are expected to be a net loss in a range between $23.7 million to $24.3 million, or ($0.54) – ($0.56) per basic share, based on 43.763 million estimated weighted average basic shares outstanding.

●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles and inventory step up fair value related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $5.3 million to $6.1 million, or $0.12 - $0.14 per weighted average diluted share, based on 44.992 million estimated weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5 p.m. Eastern Time / 2 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the first quarter 2018 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 1067179. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter of 2018 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2018, including with respect to the second quarter of 2018, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities, increasing demand in Q2, new design wins for PAM DSP’s, linear TiA’s and drivers, and growth inside data centers, and ramp of 400G coherent TiAs and drivers and the continued growth of ColorZ; the impact of inventory accumulation and slow demand in the metro and long haul markets in China and their effects on revenue; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2017, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$60,136	$93,584
Cost of revenue	27,590	40,071

Gross margin	32,546	53,513

Operating expenses:
Research and development	42,938	40,288
Sales and marketing	11,342	10,941
General and administrative	6,218	6,795

Total operating expenses	60,498	58,024

Loss from operations	(27,952)	(4,511)

Interest expense, net of other income	(3,300)	(6,310)

Loss from operations before income taxes	(31,252)	(10,821)
Provision (benefit) for income taxes	(8,261)	452

Net loss	$(22,991)	$(11,273)

Earnings per share:
Basic	$(0.53)	$(0.27)
Diluted	$(0.53)	$(0.27)

Weighted-average shares used in computing earnings per share:
Basic	42,998,819	41,570,629
Diluted	42,998,819	41,570,629

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2018	2017
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$569	$561
Research and development	8,498	5,915
Sales and marketing	3,242	1,682
General and administrative	2,244	1,072

	$14,553	$9,230

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$144,100	$163,450
Short-term investments in marketable securities	250,146	241,737
Accounts receivable, net	48,856	67,993
Inventories	34,737	31,721
Prepaid expenses and other current assets	9,931	12,208
Total current assets	487,770	517,109

Property and equipment, net	67,839	60,344
Goodwill	104,502	104,502
Identifiable intangible assets	212,015	222,933
Other noncurrent assets	31,645	12,618
Total assets	$903,771	$917,506

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$13,540	$14,721
Accrued expenses and other current liabilities	41,758	44,891
Deferred revenue	392	435

Total current liabilities	55,690	60,047

Convertible debt	427,761	421,431
Other liabilities	15,560	24,627
Total liabilities	499,011	506,105

Stockholders’ equity:
Common stock	43	43
Additional paid-in capital	501,559	484,934
Accumulated deficit	(97,136)	(74,145)
Accumulated other comprehensive income	294	569
Total stockholders’ equity	404,760	411,401

Total liabilities and stockholders’ equity	$903,771	$917,506

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)
(Unaudited)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, impairment of certain intangibles, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2018		2017
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$32,546		$53,513
Adjustments to GAAP gross margin:
Stock-based compensation	569	(a)	561	(a)
Acquisition related expenses	11	(b)	59	(b)
Amortization of inventory step-up	-		5,317	(c)
Amortization of intangibles	6,699	(d)	7,250	(d)
Depreciation on step-up values of fixed assets	(14	) (e)	16	(e)
Restructuring expenses	105	(f)	-
Non-GAAP gross margin	$39,916		$66,716

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$42,938		$40,288
Adjustments to GAAP research and development:
Stock-based compensation	(8,498	) (a)	(5,915	) (a)
Acquisition related expenses	(305	) (b)	(670	) (b)
Depreciation on step-up values of fixed assets	(133	) (e)	(154	) (e)
Restructuring expenses	(885	) (f)	-
Non-GAAP research and development	$33,117		$33,549

GAAP sales and marketing	$11,342		$10,941
Adjustments to GAAP sales and marketing:
Stock-based compensation	(3,242	) (a)	(1,682	) (a)
Acquisition related expenses	(142	) (b)	(235	) (b)
Amortization of intangibles	(2,431	) (d)	(2,431	) (d)
Depreciation on step-up values of fixed assets	(23	) (e)	(29	) (e)
Restructuring expenses	(359	) (f)	-
Non-GAAP sales and marketing	$5,145		$6,564

GAAP general and administrative	$6,218		$6,795
Adjustments to GAAP general and administrative:
Stock-based compensation	(2,244	) (a)	(1,072	) (a)
Acquisition related expenses	(3	) (b)	(722	) (b)
Amortization of intangibles	(116	) (d)	(116	) (d)
Depreciation on step-up values of fixed assets	41	(e)	69	(e)
Restructuring expenses	(133	) (f)	-
Non-GAAP general and administrative	$3,763		$4,954
Non-GAAP total operating expenses	$42,025		$45,067
Non-GAAP income (loss) from operations	$(2,109)		$21,649

GAAP net loss to Non-GAAP net income
GAAP net loss	$(22,991)		$(11,273)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	14,553	(a)	9,230	(a)
Acquisition related expenses	461	(b)	1,685	(b)
Amortization of inventory fair value step-up	-		5,317	(c)
Amortization of intangibles related to purchase price	9,246	(d)	9,797	(d)
Depreciation on step-up values of fixed assets	101	(e)	131	(e)
Restructuring expenses	1,482	(f)	-
Loss on retirement of certain property and equipment from ClariPhy acquisition	-		44	(g)
Accretion and amortization expense on convertible debt	6,330	(h)	5,895	(h)
Unrealized gain on equity investment	(3,022	) (i)	-
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(8,130	) (j)	(1,277	) (j)
Non-GAAP net income (loss)	$(1,970)		$19,549

Shares used in computing non-GAAP basic earnings per share	42,998,819		41,570,629

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	42,998,819		45,685,636
Offsetting shares from call option	-		802,021
Shares used in computing non-GAAP diluted earnings per share	42,998,819		44,883,615

Non-GAAP earnings per share:
Basic	$(0.05)		$0.47
Diluted	$(0.05)		$0.44

GAAP gross margin as a % of revenue	54.1%		57.2%
Stock-based compensation	0.9%		0.6%
Amortization of inventory fair value step-up and intangibles	11.4%		13.5%
Non-GAAP gross margin as a % of revenue	66.4%		71.3%

(a)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisition. The transition costs also include short-term cash retention bonus payments to ClariPhy employees that were part of the purchase agreement when the Company acquired ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects restructuring expenses incurred. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the loss on disposal of certain property and equipment from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the unrealized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -SECOND QUARTER 2018 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending June 30, 2018
	High	Low
Estimated GAAP net loss	$(23,700)	$(24,300)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	17,050	16,450
Amortization of intangibles and fair value step up on acquired inventories	16,300	16,300
Other acquisition and transition related expenses	550	550
Amortization of convertible debt interest cost	6,330	6,330
Tax effect of GAAP to non-GAAP adjustments	(10,400)	(10,000)
Estimated non-GAAP net income	$6,130	$5,330

Shares used in computing estimated non-GAAP diluted earnings per share	44,992,000	44,992,000

Estimated non-GAAP diluted earnings per share	$0.14	$0.12

Revenue	$71,300	$67,300

GAAP gross margin	$41,400	$38,000
as a % of revenue	58.1%	56.5%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	650	650
Inventory step up, fixed assets depreciation step up and acquistion related expenses	5	5
Amortization of intangibles	7,000	7,000
Estimated non-GAAP gross margin	$49,055	$45,655
as a % of revenue	68.8%	67.8%